SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2006

UNIVISION COMMUNICATIONS INC.

(Exact name of registrant as specified in charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12223	95-4398884
(Commission File Number)	(IRS Employer Identification No.)

1999 Avenue of the Stars, Suite 3050
Los Angeles, CA 90067

(Address of principal executive offices)

(310) 556-7676

(Registrant’s telephone number, including area code)

NO CHANGE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On March 2, 2006, Univision Communications Inc. (the “Company”) issued a press release announcing its results of operations for the three months and year ended December 31, 2005. A copy of the press release is furnished herewith as Exhibit 99.1.

The press release uses the non-GAAP (Generally Accepted Accounting Principles) measures of pro forma operating income before depreciation and amortization, pro forma net income and pro forma diluted earnings per share as defined, and each of these measures is reconciled to the most directly comparable GAAP financial measure, in the press release. For the three months ended December 31, 2005, the Company reported pro forma operating income before depreciation and amortization, pro forma net income and pro forma diluted earnings per share of $189.6 million, $83.1 million and $0.25, respectively, compared to the GAAP measures of operating income, net income and diluted earnings per share of $129.9 million, $27.4 million and $0.08, respectively, for the same period. For the year ended December 31, 2005, the Company reported pro forma operating income before depreciation and amortization, pro forma net income and pro forma diluted earnings per share of $669.3 million, $291.2 million and $0.85, respectively, compared to the GAAP measures of operating income, net income and diluted earnings per share of $539.8 million, $187.2 million and $0.54, respectively, for the same period.

Additionally, the press release guidance uses the non-GAAP measures of diluted earnings per share, as adjusted, which is reconciled to the comparable GAAP measure of diluted earnings per share. For the three months ended March 31, 2006, the Company reported diluted earnings per share, as adjusted, ranging from $0.14 to $0.16, compared to the GAAP measures of diluted earnings per share ranging from $0.14 to $0.16, respectively, for the same period.

Item 8.01 Other Events

On March 2, 2006, the Company and Entravision Communications Corporation completed the repurchase by Entravision of 7 million shares of Entravision Class U common stock held by the Company, for an aggregate purchase price of $51.1 million, or $7.30 per share. As part of its acquisition of Hispanic Broadcasting Corporation in 2003, the Company reached an agreement with the United States Department of Justice to reduce its stake in Entravision to 15% by March 26, 2006.  This share repurchase transaction, coupled with the recent closing of the Company’s purchase of Entravision’s radio stations serving the San Francisco/San Jose market for approximately 12.6 million shares of Entravision Class U common stock, will reduce the Company’s current ownership stake in Entravision to approximately 14.9% (assuming the Entravision Class U common stock, Class B common stock and options outstanding as of February 27, 2006 are converted to Class A common stock).

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1         Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVISION COMMUNICATIONS INC.
Date: March 2, 2006
	By:	/s/ Peter H. Lori
Name: Peter H. Lori
Title: Corporate Controller and Chief Accounting Officer